EXHIBIT 5.1

575 Madison Avenue New York, NY 10022-2585 212.940.8800 tel 212.940.8776 fax

December 21, 2012

Ford Credit Floorplan Corporation

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Ford Credit Floorplan LLC

c/o Ford Credit SPE Management Office

One American Road

Dearborn, Michigan 48126

Re:          Registration Statement on Form S-3 File Nos. 333-171922 and 171922-01

Ladies and Gentlemen:

We have acted as counsel to Ford Credit Floorplan Corporation, a Delaware corporation (“FCF Corp”), and Ford Credit Floorplan LLC, a Delaware limited liability company (“FCF LLC” and, together with FCF Corp, the “Registrants”), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto and the prospectuses and prospectus supplements described therein, the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the Asset Backed Notes (the “Notes”) and with the authorization and issuance from time to time in one or more series (each, a “Series”) of Notes.  As set forth in the Registration Statement, each Series of Notes will be issued under and pursuant to an indenture (the “Indenture”) to be entered into between the indenture trustee designated therein (the “Indenture Trustee”) and one of various trusts (each, a “Trust”) to be formed pursuant to the related trust agreement (the “Trust Agreement”) to be entered into by the applicable Registrant or Registrants, as the case may be, and the owner trustee designated therein (the “Owner Trustee”), as such Indenture may be amended, supplemented or otherwise modified by an indenture supplement (the “Indenture Supplement”) to be entered into between such Trust and the Indenture Trustee (the Indenture, the Indenture Supplement and the Trust Agreement being referred to herein as the “Agreements”).

We have made investigations of law and have examined and relied on the originals or copies certified or otherwise identified to our satisfaction of all such documents and records of the Registrants and such other instruments of the Registrants and such other persons, as we have deemed appropriate as a basis for the opinions expressed below.

CHARLOTTE	CHICAGO	IRVING	LONDON	LOS ANGELES	NEW YORK	WASHINGTON, DC	WWW.KATTENLAW.COM

LONDON AFFILIATE: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

The opinions expressed below are subject to bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and to general equity principles.

We express no opinion except as to matters that are governed by federal law, the laws of the State of New York or the General Corporation Law of the State of Delaware. All opinions expressed herein are based on laws, regulations and policy guidelines currently in force and may be affected by future regulations.

Based upon the foregoing, we are of the opinion that:

(1) When an Indenture and, if applicable, an Indenture Supplement in respect of a Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, such Indenture and, if applicable, such Indenture Supplement will be valid and legally binding obligations of the applicable Registrant or Registrants; and

(2) When an Indenture and, if applicable, an Indenture Supplement for a Series of Notes have been duly authorized by all necessary action and duly executed and delivered by all necessary parties for such Series, and when the Notes of such Series have been duly executed and authenticated in accordance with the provisions of such Indenture and, if applicable, such Indenture Supplement and issued and sold as contemplated in the Registration Statement and prospectus, as amended or supplemented, and delivered pursuant to Section 5 of the Act in connection therewith, such Notes will be legally and validly issued, binding obligations of the Trust, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture and, if applicable, such Indenture Supplement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement, including any post-effective amendment for the registration of additional securities in reliance on Rule 462(b) under the Act, and to references to this firm as counsel to the Registrants under the heading “Legal Opinions” in the Registration Statement and the related prospectus.

Very truly yours,

/s/ Katten Muchin Rosenman LLP